UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 11, 2015
Date of earliest event reported: December 29, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with Hydrocarb Energy Corp.’s (the “Company”, “we”, “us” and “our”) entry into an employment agreement with K. Andrew Lai, our newly appointed Chief Financial Officer, as described in greater detail in Item 5.02, below, the Board of Directors agreed to grant Mr. Lai options to purchase 10,000 shares of common stock with an exercise price of $1.38 per share under the Company’s 2015 Stock Incentive Plan, with the terms described below in item 5.02. We claim an exemption from registration for the grant of the options pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing grant did not involve a public offering, the recipient was an officer of the Company, acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The options are subject to transfer restrictions, and the certificates evidencing the options contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President and Chief Operating Officer

On December 29, 2015, Charles F. Dommer, the President and Chief Operating Officer of the Company provided notice to the Board of Directors of the Company of his resignation as an officer and employee of the Company effective immediately in order to pursue other opportunities in and out of the petroleum industry. Notwithstanding Mr. Dommer’s resignation, the Company is in discussions with Mr. Dommer regarding him potentially staying on with the Company in an advisory role.

The Company wishes to thank Mr. Dommer for his service to the Company and wishes him success in his future endeavors.

Appointment of New Chief Financial Officer

Effective on January 4, 2016, the Company’s Board of Directors appointed K. Andrew Lai, as the Chief Financial Officer of the Company. On the same date, the Company entered into an employment agreement with Mr. Lai. Mr. Lai’s biography and a summary of the employment agreement are provided below.

K. Andrew Lai, Age 52

Mr. Lai has over 28 years of corporate and financial experience primarily in the exploration and production sector of the oil and gas energy industry, with a specialization in accounting, legal and administrative functions. From January 2013 to December 2015, Mr. Lai was an international financial consultant working mainly with oil and gas and real estate investors from China. From January 2011 to December 2012, Mr. Lai was the Chief Financial Officer of Lucas Energy, Inc. in Houston, Texas. From May 2010 to December 2010, Mr. Lai was an international business consultant. From October 2007 to April 2010, Mr. Lai served as Chief Financial Officer with Far East Energy Corporation in Houston.  Mr. Lai joined Far East in 2007 and served as a member of Far East's management team until his appointment as Chief Financial Officer.  From 1999 to 2007, Mr. Lai held various managerial positions with EOG Resources, Inc., in Houston, including Financial Reporting Director and International Accounting Director.  From 1987 to 1998, Mr. Lai held various positions with UMC Petroleum Corp. (which subsequently merged into Devon Energy).

Mr. Lai received from the University of Houston his Bachelor of Business Administration in 1987, his Master of Business Administration in 1991, and his Juris Doctorate in 2004.  Mr. Lai is a Texas attorney and certified public accountant.

Employment Agreement with K. Andrew Lai

Effective January 4, 2016, the Company entered into an employment agreement with Mr. Lai pursuant to which Mr. Lai agreed to serve as Chief Financial Officer of the Company. The agreement has a two year term, subject to additional automatic one year renewals unless either party provides the other written notice of non-renewal at least 60 days prior to the end of the initial term or any renewal term. During the term of the agreement, Mr. Lai is due an annual salary of (a) $200,000 in cash; (b) $40,000 in shares of the Company’s common stock (priced at market at the time of issuance and payable in quarterly installments at the end of each fiscal quarter starting on January 31, 2016, provided that only $3,333 of shares of common stock are due on January 1, 2016); and (c) options to purchase 120,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the Company’s common stock on the grant date and payable in equal quarterly installments at the beginning of each fiscal quarter starting on February 1, 2016. Mr. Lai is also eligible to receive an annual bonus of up to 50% of his total base salary (cash, shares and options) in the discretion of the Board of Directors, based on performance criteria to be established by the Board of Directors. The Board of Directors is also authorized to review Mr. Lai’s compensation each year to determine whether any increases thereto or bonuses or incentive awards should be made to Mr. Lai in connection therewith. Mr. Lai is due four weeks of paid vacation per year, of which up to two weeks of unused vacation time are carried forward to the following year.

The options grantable pursuant to the employment agreement will have a term of five years and vest at the rate of 1/3rd of each option grant on the date of grant, 1/3rd of such option grant on the one year anniversary of the option grant and 1/3rd of such option grant on the two year anniversary of the option grant. In connection with Mr. Lai’s entry into the agreement, on January 7, 2016, the Board of Directors agreed to grant him options to purchase 10,000 shares of common stock with an exercise price of $1.38 per share (the mean between the high bid and low asked prices for the common stock on the grant date) under the Company’s 2015 Stock Incentive Plan.

The agreement automatically terminates upon the death of Mr. Lai or in the event of his disability (i.e., if he is unable to perform his duties under the agreement for 30 consecutive days due to any physical or mental illness or injury), and upon such termination Mr. Lai is due all amounts earned through such termination date. The agreement can also be terminated by us for cause (gross and willful misappropriation or theft of the Company’s property; conviction of or plea of nolo contendere to any felony or crime involving dishonesty or moral turpitude; material breach of the agreement which is not corrected in 30 days; or complete abandonment of duties under the agreement for 30 days), upon notice of either party of non-renewal, or Mr. Lai at any time, and upon such termination Mr. Lai is due all compensation earned through the date of termination. The agreement can be terminated by Mr. Lai for a good reason (including if his title, responsibilities or duties are reduced without his consent or we fail to pay any amounts owed to him for more than 30 days) or by us at any time, and upon such applicable termination, Mr. Lai is due a severance payment of 100% of his total base salary, provided that if we or Mr. Lai terminate the agreement within 6 months before or 12 months after a change of control (acquisition of 40% or more of the voting power of the Company by any person, subject to certain exemptions; consummation of a reorganization, merger or consolidation whereby the Company’s stockholders hold less than 60% of the combined voting power of the resulting entity after such transaction; or a liquidation or dissolution approved by the stockholders of the Company), and such termination would otherwise require us to make a severance payment to Mr. Lai, Mr. Lai is due a severance payment of 150% of his total base salary, in each case along with any amounts earned through such termination, and continued participation in all employee benefit plans in which he participated at the time of the termination until the earlier of (a) six months from the termination date (provided that if the termination is within six months of a change of control, then Mr. Lai can participate in such programs until the first anniversary of the termination); (b) the date the agreement would have expired but for the termination; or (c) the date Mr. Lai receives coverage and benefits from a subsequent employer. Each payment that is due as described above, is due in a lump sum prior to two months after the date of termination (provided that if Mr. Lai is terminated prior to an applicable change of control the payment is due two months after the applicable change of control). No change of control for the purposes of the agreement can be triggered until six months after the effective date of the agreement. Additionally, any options held by Mr. Lai are exercisable for the lesser of three years from the date of his termination of the agreement and the original stated termination date of such options.

The foregoing descriptions of Mr. Lai’s employment agreement are not complete and are qualified in their entirety by reference to the employment agreement which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*	Employment Agreement between Hydrocarb Energy Corp. and K. Andrew Lai dated January 4, 2016
10.2*	Form of K. Andrew Lai 2015 Stock Incentive Plan Stock Option Agreement

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 11, 2015	Hydrocarb Energy Corporation

/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Employment Agreement between Hydrocarb Energy Corp. and K. Andrew Lai dated January 4, 2016
10.2*	Form of K. Andrew Lai 2015 Stock Incentive Plan Stock Option Agreement

* Filed herewith.